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                                   EXHIBIT 5.1

                    [Gibson, Dunn & Crutcher LLP Letterhead]


                                                    April 14, 1998 C35517-00002
Giga-tronics Incorporated
4650 Norris Canyon Road
San Ramon, CA 94583

     Re:  Registration Statement on Form S-3 of Giga-tronics Incorporated

Ladies and Gentlemen:

           We refer to the registration statement on Form S-3 ("Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act") filed by Giga-tronics Incorporated, a California corporation (the "Company"), with respect to the proposed offering by certain shareholders of the Company of up to 936,989 shares (the "Shares") of the Company's common stock, no par value per share (the "Common Stock").

           We have examined the originals or certified copies of such corporate records, certificates of officers of the Company and/or public officials and such other documents and have made such other factual and legal investigations as we have deemed relevant and necessary as the basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed or photostatic copies and the authenticity of the originals of such copies.

           Based on our examination mentioned above, subject to the assumptions stated above and relying on the statements of fact contained in the documents that we have examined, we are of the opinion that the issuance by the Company of the Shares has been duly authorized for issuance and the Shares have been duly and validly issued, and are fully paid and non-assessable shares.

           This opinion is limited to California and United States federal law.

           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Securities and Exchange Commission.

                                Very truly yours,


                               /s/ GIBSON, DUNN & CRUTCHER LLP